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                                 CONSULTING AGREEMENT


    THIS CONSULTING AGREEMENT (the "Agreement") is made as of the 1st day of July, 1995, by and between NICHOLAS R. WILSON ("Consultant") and INTEK DIVERSIFIED CORPORATION, a Delaware corporation ("Company").

                                 W I T N E S S E T H:

    WHEREAS, Consultant has served as Chairman of Company and has intimate knowledge of Company's operations and the wireless communications business in general; and
    WHEREAS, Company desires to retain Consultant as a consultant in connection with the construction and development of its specialized mobile radio ("SMR") network.
    NOW, THEREFORE, in consideration of their mutual promises set forth below, Company and Consultant hereby agree as follows:
    1. CONSULTING SERVICES BY CONSULTANT. Consultant will provide consulting services for Company for a three-year period commencing on the date hereof, subject to earlier termination as herein provided. Consultant's consulting services shall include (a) provision of appropriate assistance to Company in connection with the development and management of its SMR network by Company;
(b) provision of strategic planning assistance to Company, including, without limitation, assistance relating to the acquisition of new SMR and other wireless communications businesses for Company; and (c) provision of such other consulting services to Company as may, from time to time, be determined by mutual agreement of Company and Consultant.

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    2.   TIME.  Consultant will devote adequate time to the performance of the consulting services specified in Section 1 above to fulfill his obligations under this Agreement.
    3.   COMPENSATION.  As compensation for the consulting services and promises to Company hereunder, Company will pay to Consultant total annual
compensation of $120,000.   Such compensation will be paid in equal monthly
installments of $10,000, commencing July 1, 1995. Consultant will not be entitled to participate in any retirement, bonus, insurance or other employee benefit plan maintained by Company for the benefit of its employees.
    4. PAYMENT OF EXPENSES. Company will reimburse Consultant for reasonable and ordinary business expenses incurred by him in the performance of consulting services pursuant to this Agreement, provided that Consultant shall keep such records and shall render to Company such accounts covering such expenses as Company shall reasonably require.
    5. INDEPENDENT CONTRACTOR. Consultant shall not be an employee of Company but will at all times be an independent contractor.
    6. NONCOMPETITION. During the period of one year after the date of this Agreement, Consultant will not, without the written consent of the Chief Executive Officer of Company, directly or indirectly, own, manage, be employed by, participate in or be in any way connected with the ownership, management or operation of any business which at any time shall compete with Company, directly or indirectly, in the development and management of SMR networks or distribution of products manufactured, assembled, sold

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or distributed by Company as of the date of this Agreement, or any products which are logical extensions, on a manufacturing, assembly or technological basis, of any such products. The parties agree that in the event of a breach of this Section 6, the remedy at law would be inadequate and Company may obtain injunctive relief.
    7. CONFIDENTIALITY. Consultant agrees that at all times during the term of this Agreement and thereafter that he shall hold in strictest confidence, and shall not use, except for the benefit of Company, or disclose to any person, firm or corporation without prior written consent of the Chief Executive Office of the Company, any trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, customer lists, business plans, manufacturing specifications, financial information or other subject matter pertaining to any business of the Company or its subsidiaries or any of its customers, consultants or licensees.
    8. TERMINATION OF AGREEMENT. This Agreement will terminate upon Consultant's death or his incapacity. Company shall pay any compensation owed to Consultant hereunder at the time of such death or incapacity to Consultant's legal representative or guardian. This Agreement may also be terminated at the option of the Company, effective after 60 days' prior written notice to Consultant, in the event that Securicor Communications Limited, an English limited company, or one of its subsidiaries, acquires, directly or indirectly, the authority to vote 51% or more of the outstanding shares of voting capital stock of the Company. After the date of such termination, the Company shall have no further obligations to Consultant under this Agreement.

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    9.   GOVERNING LAW.  The validity, enforceability, interpretation and performance of this Agreement will be determined in accordance with the laws of the State of Delaware applicable to contracts made and to be performed wholly within that State.
    10. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto with respect to its subject matter and supersedes all negotiations, prior discussions, agreements, arrangements and understandings, written or oral, relating to the subject matter of this Agreement.
    IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                    INTEK DIVERSIFIED CORPORATION



                                   By:___________________________
                                       Harry Dunstan, President



                                     ______________________________
                                       Nicholas R. Wilson


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